UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2007, on May 3, 2007, the shareholders of EMC Corporation (“EMC”) approved a company proposal to exempt EMC from the requirements of the provisions of the Massachusetts Business Corporation Act which provide that the terms of directors of a public corporation incorporated in Massachusetts, such as EMC, shall be staggered. Beginning with EMC’s 2008 annual meeting of shareholders, all directors will be elected for one-year terms.

On January 31, 2008, the Board of Directors of EMC approved amendments, effective as of the opening of the polls at the 2008 annual meeting of shareholders, to EMC’s Bylaws regarding vacancies on the Board and the advance notice provisions for nominating directors to conform to the declassified structure of the Board.

The Amended and Restated Bylaws of EMC are filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of EMC Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: February 4, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of EMC Corporation